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FOR IMMEDIATE RELEASE:

Exhibit 99.1

DMC STRATEX NETWORKS ANNOUNCES PRELIMINARY FIRST QUARTER REVENUE AND EARNINGS EXPECTATIONS

SAN JOSE, Calif., June 21, 2001—DMC Stratex Networks, Inc. (NASDAQ: STXN), today announced that it expects revenues of between $75 million and $80 million for the first quarter of its Fiscal Year 2002, ending June 30, 2001, and loss per share of between $0.04 to $0.08 excluding certain special charges related to cost reduction efforts. This compares to revenues of $86.7 million and earnings per share of $0.12 in Q1 of Fiscal Year 2001. The anticipated results for the first quarter are below prior Company expectations.

"Revenues for the quarter are being impacted by two factors. First, we have experienced customer delays in network buildouts. Second, the impact of certain internal organizational changes have negatively impacted productivity and shipments in the quarter," said Charles Kissner, DMC Stratex Networks' Chairman. "Spending reductions are moving ahead according to our plans as we rapidly position the company in response to the current market environments and likely long term demand. Our progress in balance sheet management, efficiency improvements, and higher margin new products is very encouraging despite current business conditions. We expect that such actions will serve to solidify our leadership position in the high capacity wireless market when we emerge from this difficult business climate."

The Company has scheduled a conference call for 9 a.m. EST (6 a.m. PST) Friday, June 22, 2001, hosted by Charles Kissner, Chairman, and Carl Thomsen, senior vice president and CFO, to discuss these matters and answer questions.

To access the call live via the Internet, investors should point their browser to www.dmcstratexnetworks.com/investor, click on the webcast link and follow the registration instructions. Listeners will need Windows Media Player to access the webcast. The link will continue to be available for one week following the conference call.

Investors can also join the company's teleconference by calling (719) 457-2650, and referencing confirmation number 425548. The call-in lines will be available to callers on a first-come, first-served basis. A telephone replay will also be available for one week after the teleconference by calling (719) 457-0820 and using the access code 425548.

With worldwide headquarters in San Jose, Calif., DMC Stratex Networks, Inc., is one of the world's foremost wireless solutions providers for cellular applications and broadband access—enabling the development of complex communications networks worldwide. Since its founding in 1984, the Company has achieved international recognition for quality, innovation, and technical superiority in delivering data, voice, and video communication systems, including comprehensive service and support. DMC Stratex Networks, with its broad product offering and worldwide sales and support organization, is strategically positioned to serve its customers' needs in wireless high-capacity transmission technology. Additional information can be found at www.dmcstratexnetworks.com.

Safe Harbor Statement Under The Private Securities Litigation Reform Act of 1995:

This press release contains statements that qualify as "forward-looking statements" under the Private Securities Litigation Reform Act of 1995, including statements on the following topics: the Company's progress in balance sheet management, efficiency improvements, and higher margin new products; and its expectations, plans, intentions or strategies for the future of its business, including statements regarding demand for the Company's broadband wireless products, its positioning for continued success, and continued market growth. These forward-looking statements are based on current expectations and the Company assumes no obligation to update this information. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain risk factors, including how long internal organizational changes will continue to impact productivity, whether efficiency improvements will in fact be realized, customer demand for higher margin new products, the ability of customers to pay for equipment purchased, availability of financing for network expansions, the ability of the Company and its suppliers to respond to changes made by customers in their orders, the ability of the Company to bring its new products to market quickly at cost-effective prices and to add innovative features that differentiate its products from those of its competitors, and competition in the microwave and access business. For a further discussion of such factors, see the information provided under the heading "Factors the May Affect Future Financial Results" in the Company's Annual Report on Form 10-K, filed with the SEC on June 29, 2000, and the information provided under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's 2000 Annual Report to Stockholders.

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  Exhibit 99.1